Exhibit 5.3

September 17, 2026

Thomson Reuters Corporation

19 Duncan Street

Toronto, Ontario M5H 3H1, Canada

TR Finance LLC

2900 Ames Crossing, Suite 100

Eagan, Minnesota 55121

Thomson Reuters (Tax & Accounting) Inc.

2395 Midway Road

Carrollton, Texas 75006

Re: Thomson Reuters (Tax & Accounting) Inc.

Ladies and Gentlemen:

We have acted as Texas local counsel for Thomson Reuters (Tax & Accounting) Inc., a Texas corporation (the “Company”), in connection with the filing by TR Finance LLC, a Delaware limited liability company (“TR Finance”), Thomson Reuters Corporation, a corporation amalgamated under the laws of the Province of Ontario (“TRC”), the Company and certain other subsidiary guarantors of TRC (collectively, the “Subsidiary Guarantors”), of a prospectus supplement, dated as of September 10, 2026 (the “Prospectus Supplement”), filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, to the joint registration statement on Form F-10 and Form F-3 (File Nos. 333-285907 and 333-285927) (the “Registration Statement”), relating to the offering of (i) US$800,000,000 aggregate principal amount of 5.100% notes due 2028 and US$500,000,000 aggregate principal amount of 5.750% notes due 2033 issued by TR Finance (the “TR Finance Debt Securities”), and (ii) guarantees of the TR Finance Debt Securities by the Company (the “Guarantee”), TRC and the other Subsidiary Guarantors pursuant to an indenture dated as of March 20, 2025, among TR Finance, TRC, the Subsidiary Guarantors, and Computershare Trust Company of Canada and Deutsche Bank Trust Company Americas, as cotrustees (the “Trustees”) (the “TR Finance Base Indenture”), as supplemented by the sixth supplemental indenture thereto, dated as of the date hereof, among TR Finance, TRC, the Subsidiary Guarantors and the Trustees (the “TR Finance Supplemental Indenture” and together with the TR Finance Base Indenture, the “TR Finance Indenture”).

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a) the TR Finance Base Indenture;

(b) the TR Finance Supplemental Indenture;

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178-0060    +1.212.309.6000

United States           +1.212.309.6001

Thomson Reuters Corporation; TR Finance LLC; Thomson Reuters (Tax & Accounting) Inc.

September 17, 2026

(c) the Prospectus Supplement and the Registration Statement;

(d) the Certificate of Incorporation (the “Company’s Charter”) of the Company, certified by the Secretary of State of the State of Texas as of September 2, 2026, and certified by an officer of the Company as of the date hereof as being true, complete and correct and in full force and effect;

(e) the By-Laws of the Company (the “Company’s By-Laws”, and together with the Company’s Charter, the “Governing Documents”), certified by an officer of the Company as of the date hereof as being true, complete and correct and in full force and effect;

(f) the certificate of certain officers of the Company, as of the date hereof, as to certain actions taken by the Board of Directors of the Company by unanimous written consent dated as of September 10, 2026, and as to the titles, incumbency, and specimen signatures of certain officers of the Company; and

(g) the certificate of a certain public official with respect to the Company attached hereto as Exhibit A.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have further assumed that each party to each of the documents to be executed in connection with the TR Finance Base Indenture has agreed that (i) such documents may be electronically signed, and (ii) any electronic signatures appearing on any such document are the same as handwritten signatures for the purposes of validity, enforceability and admissibility thereof.

As to all matters of fact, we have relied, with your permission, entirely upon the representations of the Company contained in any document and upon the certificates of officers of the Company and a public official listed above.

In rendering the opinions set forth herein, whenever a statement or opinion is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company in the subject transaction, no information has come to the attention of those lawyers in the New York and Houston offices of our firm who have rendered legal services in connection with such transaction that gives us actual knowledge of the inaccuracy of such statement or opinion. We have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company.

Thomson Reuters Corporation; TR Finance LLC; Thomson Reuters (Tax & Accounting) Inc.

September 17, 2026

Based upon and subject to the foregoing, and to the limitations and qualifications described above and below, we are of the opinion that:

1.  The Company is a corporation validly existing under the laws of the State of Texas.

2.  The Company has the corporate power and authority to enter into and perform the TR Finance Indenture, has taken all necessary corporate action to authorize the execution, delivery and performance of the TR Finance Indenture and has duly executed and delivered the TR Finance Indenture.

3.  The execution and delivery by the Company of the TR Finance Indenture do not, and the performance by the Company of its obligations thereunder will not result in a violation of the Governing Documents of the Company.

4.  The execution and delivery by the Company of the TR Finance Indenture does not, and the performance by the Company of its obligations thereunder will not, require any approval from or filing with any governmental authority of the United States of America pursuant to federal law or the State of Texas pursuant to the Texas Business Organizations Code (the “TBOC”).

5.  The execution and delivery by the Company of the TR Finance Indenture does not, and the performance by the Company of its obligations thereunder will not, result in any violation by the Company of any federal statute of the United States of America or any provision of the TBOC.

The opinions expressed above are subject to the limitations, exceptions, qualifications and assumptions stated above and below:

A.  For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the State of Texas as applied by courts located in the State of Texas without regard to choice of law and the federal laws of the United States of America (except for Federal and state tax, antitrust, energy, utilities, insurance, foreign investment, national emergency, economic or public health emergency, national security, anti-terrorism, anti-money laundering, consumer protection, derivatives, securities, disclosure and blue sky laws, and entity beneficial ownership reporting laws (including the federal Corporate Transparency Act)), as to each of which we express no opinion in this letter, and we express no opinion as to the laws of any other jurisdiction.

B.  For purposes of our opinions in paragraph 1 hereof as to the valid existence of the Company, we have relied solely upon the certificate of a public official attached hereto as Exhibit A and (where applicable) the Governing Documents.

C.  For purposes of the opinions in paragraphs 4 and 5, we have considered only such laws and regulations that in our experience are typically applicable to a transaction of

Thomson Reuters Corporation; TR Finance LLC; Thomson Reuters (Tax & Accounting) Inc.

September 17, 2026

the nature contemplated by the TR Finance Indenture.

D.  Our opinions are limited to the TR Finance Indenture and other agreements specifically identified herein, without regard to any agreement or other document incorporated by reference in, or attached to the TR Finance Indenture, or otherwise referenced therein.

We hereby consent to the filing of this opinion letter as an exhibit to the report on Form 6-K to be filed by TRC on the date hereof and incorporated by reference into the Registration Statement. In addition, we consent to Torys LLP’s reliance as to matters of law of the State of Texas upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the Guarantee, but only to the extent of the opinions specifically set forth herein. Our consent, however, shall not constitute an admission that we are experts as provided for in Section 7 of the Securities Act.

This opinion letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or from the discovery, subsequent to the date of this opinion letter, of information not previously known to us pertaining to the events occurring prior to such date.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Exhibit A

Certificate of Public Official

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697 Robert S. Howden Secretary of State Office of the Secretary of State Certificate of Fact The undersigned, as Secretary of State of Texas, does hereby certify that the document, Articles of Incorporation for Thomson Reuters (Tax & Accounting) Inc. (file number 25758900), a Domestic For-Profit Corporation, was filed in this office on February 26, 1969. It is further certified that the entity status in Texas is in existence. In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on September 02, 2026. Robert S. Howden Secretary of State Come visit us on the internet at https://www.sos.texas.gov/ Fax: (512) 463-5709 Phone: (512) 463-5555 Prepared by: SOS-WEB TTY: 7-1-1 Document: 1625518420018